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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Form 10-K of our report dated January 23, 1997, on our audits of the financial statements and financial statement schedules of EXEL Limited.

  We further consent to the incorporation by reference in the registration statements of EXEL Limited on Form S-3 (File No. 33-76170), Form S-8 (File No. 33-86826) and Form S-8 and S-3 (File No. 33-86824) of our report dated January 23, 1997 on our audits of the financial statements and financial statement schedules of EXEL Limited.

                                          Coopers & Lybrand

Hamilton, Bermuda
February 10, 1997